Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Alteon Inc.
Susan M. Pietropaolo
SMP Solutions, Inc.,
201-818-5537 (at Alteon)
ALTEON AND HAPTOGUARD ANNOUNCE MERGER AGREEMENT;
ALTEON SIGNS AGREEMENTS FOR SALE OF APPROXIMATELY $2.6 MILLION IN
COMMON STOCK PIPE TRANSACTION;
CONFERENCE CALL SCHEDULED FOR 5:00 PM TODAY
— Genentech Converts Portion of Alteon Preferred Stock, Transfers Portion of Preferred Stock
to HaptoGuard and Cancels Remaining Preferred Stock, Acquires Right of First Negotiation for
HaptoGuard Cardiovascular Compound and Future Royalties on Alteon’s Alagebrium —
Parsippany, New Jersey, April 19, 2006 — Alteon Inc. (AMEX: ALT) and HaptoGuard, Inc., a privately-held biotechnology company, announced today the signing of a definitive merger agreement whereby the two companies will combine operations in a stock transaction valued at $8.8 million. The companies have complementary product platforms in cardiovascular diseases, diabetes and other inflammatory diseases, including two Phase 2 clinical-stage compounds focused on cardiovascular diseases in diabetic patients. In addition, Alteon has signed definitive agreements for an equity financing, which will result in proceeds to Alteon of approximately $2.6 million. The new financing will be used to help fund future clinical development efforts of the combined companies.
The merger of the two companies is structured as an acquisition by Alteon. Under the terms of the merger agreement, HaptoGuard shareholders will receive approximately 37.4 million shares of ALT common stock (approximately 31 percent of total shares after completion of the merger.) As part of the merger, a portion of existing shares of Alteon preferred stock held by Genentech, Inc. (NYSE: DNA) will be converted into common stock, among other transactions. The merger and stock conversion transactions are subject to the approval of Alteon and HaptoGuard shareholders and are expected to close in the third quarter of 2006.
The PIPE financing includes new and existing institutional investors, in which Alteon will sell approximately 10.3 million Units, consisting of common stock and warrants, for net proceeds after expenses and fees of approximately $2.5 million. Each Unit consists of one share of Alteon common stock and one warrant to purchase one share of Alteon common stock. The Units are being sold at a price of $0.25 per Unit and the warrants are exercisable, commencing 6 months from the date of issuance, for a period of 5 years at an exercise price of $0.30 per share. The shares of common stock and warrants to be offered and sold in the financing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, and may not be offered or sold in the United States without registration under or exemption from the Securities Act, or any applicable securities laws. The Company has agreed to file a registration statement with the SEC for the resale of the shares of common stock and the shares of common stock underlying the warrants sold in the PIPE transaction. Rodman & Renshaw, LLC served as placement agent in this transaction.
The newly combined company will have two products in Phase 2 clinical development:

•	BXT-51072, HaptoGuard’s licensed lead compound, is a glutathione peroxidase mimetic in development for reduction of mortality in post-myocardial infarction patients with diabetes. The compound has demonstrated the ability to reduce infarct size by approximately 85 percent in a mouse model of heart attack called ischemia reperfusion injury. Additionally, HaptoGuard owns a license to a proprietary genetic biomarker that has shown the potential to identify patients who are most responsive to the HaptoGuard compound.

•	Alagebrium chloride (formally ALT-711), Alteon’s lead compound, is an Advanced Glycation End-product Crosslink Breaker being developed for heart failure. Recent data, presented from two Phase 2 clinical studies at the American Heart Association meeting in November 2005, demonstrated the ability of alagebrium to improve overall cardiac function, including measures of diastolic and endothelial function. In these studies, alagebrium also demonstrated the ability to significantly reduce left ventricular mass. The compound has been tested in approximately 1000 patients, which represents a sizeable human safety database, in a number of Phase 2 clinical trials.
Key components of the proposed transactions between Alteon, HaptoGuard and stockholder Genentech are as follows:
•	Alteon will acquire all outstanding equity of HaptoGuard. In exchange, HaptoGuard shareholders will receive from Alteon $5.3 million in Alteon common stock, or approximately 22.5 million shares.

•	Genentech will convert a portion of its existing preferred Alteon stock to Alteon common stock. A portion of Genentech’s preferred stock, which when converted to common stock equals approximately $3.5 million in Alteon common stock, will be transferred to HaptoGuard shareholders.

•	The remaining Alteon preferred stock held by Genentech will be cancelled.

•	Genentech will receive milestone payments and royalties on net sales of alagebrium, as well as a right of first negotiation on BXT-51072.
“We believe that this transaction will truly benefit the shareholders of Alteon by bringing to the Company a promising clinical-stage product, additional proprietary technologies as well as additional management and Board expertise.” said Kenneth I. Moch, Chairman and CEO of Alteon.
“By combining our operations we will become a new company with a promising product pipeline focused on cardiovascular disease and diabetes,” said Noah Berkowitz, M.D., Ph.D., President and CEO of HaptoGuard. “We look forward to potentially initiating new Phase 2 clinical trials for both alagebrium and BXT-51072.”
Upon shareholder approval, Alteon’s new management team will be as follows:
•	Kenneth I. Moch, Chairman — Currently Chairman, President & CEO of Alteon

•	Noah Berkowitz, M.D., Ph.D., President & CEO — Currently President & CEO of HaptoGuard

•	Malcolm MacNab, M.D., Ph.D., Vice President of Clinical Development — Currently Chief Medical Officer of HaptoGuard

•	Mary T. Phelan, Director of Finance and Financial Reporting — Currently Director of Finance and Financial Reporting of Alteon
Additionally, the Board of Directors of the combined company will be composed of four current members of the Alteon Board of Directors and three current members of the HaptoGuard Board:
•	Kenneth I. Moch, Chairman — Director of Alteon since December 1998

•	Noah Berkowitz, M.D., Ph.D. — Director of HaptoGuard since November 2003

•	Marilyn G. Breslow — Director of Alteon since June 1988

•	Thomas A. Moore — Director of Alteon since October 2001

•	George M. Naimark — Director of Alteon since June 1999

•	Mary Tanner — Director of HaptoGuard since January 2004

•	Wayne P. Yetter — Director of HaptoGuard since August 2004
(For additional information on the management team and Board of Directors, please refer to the press release section of the Alteon website, www.alteon.com)
Assuming completion of the merger, there will be approximately 119.2 million outstanding shares of Alteon common stock.
A conference call will be held today at 5:00 p.m. ET to discuss this definitive merger agreement. The dial-in telephone number for the conference call will be 1-877-704-5381. International participants may call +913-312-1295. Participants should call approximately 5-10 minutes before 5:00 p.m. In addition, the conference call will be accessible through a webcast on the company website, www.alteon.com in the Investor Relations section, and a digital rebroadcast will be available through April 26, 2006 at 11:59 p.m. by dialing 1-888-203-1112, pass code 4603660 for domestic callers and +719-457-0820, pass code 4603660 for international callers.
About Alteon
Alteon is a product-based biopharmaceutical company engaged in the development of small molecule drugs to treat and prevent the inflammatory aspects of cardiovascular disease and diabetes. The Company has identified several promising product candidates that it believes represent novel approaches to some of the largest pharmaceutical markets.
The Company’s lead drug candidate, alagebrium chloride or alagebrium (formerly ALT-711), is a product of its drug discovery and development program. Alagebrium has demonstrated potential efficacy in two clinical trials in heart failure, as well as in animal models of heart failure and nephropathy, among others. It has been tested in approximately 1,000 patients in a number of Phase 1 and Phase 2 clinical trials. The Company’s goal is to develop alagebrium in diastolic heart failure. This disease represents a rapidly growing market of unmet medical need, particularly common among diabetic patients, and alagebrium has demonstrated relevant clinical activity in two Phase 2 clinical trials. For more detailed information about alagebrium, please visit the scientific publications section of the Alteon website, www.alteon.com.
About HaptoGuard
HaptoGuard, Inc. is a biopharmaceutical company developing and commercializing therapeutics for inflammatory diseases, particularly those that are present as a consequence of elevated oxidized lipids in the blood. The Company’s portfolio includes orally bioavailable, organoselenium mimics of glutathione peroxidase that metabolize lipid peroxides. Its lead compound BXT-51072 is in Phase 2 clinical trials. The Company also controls rights to a diagnostic assay that identifies the large subset of diabetic patients at highest risk for cardiovascular complications, because of a defect in oxidized lipid metabolism that results in increased cardiovascular inflammation.
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This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state.
Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, that Alteon may not complete the acquisition of HaptoGuard, and if completed, that the combined company’s financial condition may not be as expected, and those relating to Alteon’s ability to obtain sufficient financing to allow it to continue as a going concern and to continue the development of alagebrium, technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, and other risks identified in Alteon’s filings with the Securities and Exchange Commission. Further information on risks faced by Alteon are detailed under the caption “Risk Factors” in Alteon’s Annual Report on Form 10-K for the year ended December 31, 2005 and in subsequent filings with the SEC. These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Participants in the Solicitation
In connection with the proposed merger, Alteon Inc. and HaptoGuard, Inc. will be filing a joint proxy statement with the Securities and Exchange Commission. Investors and security holders of Alteon Inc. and HaptoGuard, Inc. are advised to read the joint proxy statement regarding the proposed merger referred to in this communication when it becomes available because it will contain important information. Alteon Inc. and HaptoGuard, Inc. expect to mail the joint proxy statement about the proposed merger to their respective stockholders. In addition to the proxy statement, Alteon Inc. files annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement and any other documents filed by Alteon Inc. at http://www.sec.gov and directly from Alteon Inc.
Alteon Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Alteon Inc. with respect to the proposed merger. Information regarding such officers and directors is included in Alteon Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in its proxy statement for the 2006 annual meeting, which will be filed with the Securities and Exchange Commission. Once filed, these documents are available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and directly from Alteon Inc.
HaptoGuard, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of HaptoGuard, Inc. HaptoGuard, Inc. is a private company and does not file annual or quarterly reports with the SEC.